Exhibit 99.1

Certification Pursuant to
18 U.S.C. Section 1350
(as Adopted Pursuant to Section 906 of
the Sarbanes-Oxley Act Of 2002)

I, Dr. Michael J. Hartnett, the President, Chief Executive Officer and Chairman of the Board of Directors of Roller Bearing Company of America, Inc. (the “Company”), do hereby certify to the best of my knowledge and belief that:

1.             The Company’s Quarterly Report on Form 10-Q for the quarter ended September 28, 2002 (the “Report”) fully complies with the requirements of Section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78o(d)); and

2.             The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: November 12, 2002

/s/ Dr. Michael J. Hartnett
Dr. Michael J. Hartnett
President, Chief Executive Officer and Chairman of the Board of Directors